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                                                                    Exhibit 99.1

INFORMATION RELATING TO ITEM 14 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The expenses in connection with the issuance and distribution of SAFECO Corporation's common stock, no par value per share, being offered pursuant to the registration statement, Registration No. 333-87686 (the "Registration Statement"), and a prospectus supplement to be filed November 15, 2002 (the "Prospectus Supplement"), other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.


Securities and Exchange Commission registration fee ....      $ 27,600*
Listing fees ...........................................        22,500
Blue sky fees and expenses .............................        10,000
Printing and engraving expenses ........................       110,000
Legal fees and expenses ................................       195,000
Accounting fees and expenses ...........................        25,000
Rating agency fees .....................................       140,000
Transfer agent and registrar fees ......................         5,000
Miscellaneous ..........................................         4,900
    Total ..............................................      $540,000
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


* Portion of the $82,800 filing fee paid by the Company in connection with the Registration Statement relating to the common stock to be offered pursuant to the Prospectus Supplement.